Exhibit 3.9

THE COMPANIES ACT

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

TokenCommunities PLC

INDEX TO THE ARTICLES

	PART I
	INTERPRETATION AND LIMITATION OF LIABILITY

l.	Defined terms	1
2.	Liability of members	2

	PART 2
	OFFICERS

	FIRST DIRECTORS AND SECRETARY
		2
3.	First director and secretary

	APPOINTMENT OF DIRECTORS

4.	Methods of appointing directors	2
5.	Retirement of directors by rotation	3
6.	Termination of director’s appointment	3
7.	Removal of directors	3
8.	Directors’ remuneration	3
9.	Directors’ expenses	4

	ALTERNATE DIRECTORS

10.	Appointment and removal of alternates	4
11.	Rights and responsibilities of alternate directors	4
12.	Termination of alternate directorship	5

	DIRECTORS’ POWERS AND RESPONSIBILITIES

13.	Directors’ general authority	5
14.	Members’ reserve power	5
15.	Directors may delegate	6
16.	Power of attorney	6
17-21.	Borrowing powers	6-7
22.	Accounts and balance sheets	7
23.	Committees	7
24.	Appointment of Secretary	7

i

	DECISION-MAKING BY DIRECTORS

25.	Directors to take decisions collectively	8
26.	Unanimous decisions	8
27.	Calling a directors’ meeting	8
28.	Participation in directors’ meetings	8
29.	Quorum for directors’ meetings	9
30.	Meetings where total number of directors less than quorum	9
31.	Chairing directors’ meetings	9
32.	Voting at directors’ meetings: general rules	10
33.	Chairman’s casting vote at directors’ meetings	10
34.	Alternates voting at directors’ meetings	10
35.	Conflicts of interest	10
36.	Defect in appointment	11
37.	Proposing directors’ written resolutions	11
38.	Adoption of directors’ written resolutions	12
39.	Records of decisions to be kept	12
40.	Directors’ discretion to make further rules	12

	PART 3
	SHARES AND DISTRIBUTIONS

	ISSUE OF SHARES

41.	Allotment of shares	12
42.	Fractional shares	12
43.	Payment of shares	12
43.	Powers to issue different classes of share	12
44.	Payment of commissions on subscription for shares	12
46.	Company not bound by less than absolute interests	13

	SHARE CERTIFICATES

47.	Share certificates	13
48.	Consolidated share certificates	14
49.	Replacement share certificates	14

	PARTLY PAID SHARES

51.	Company’s lien over partly paid shares	15
52.	Enforcement of the company’s lien	15
53.	Call notices	16
54.	Liability to pay calls	17
55.	When call notice need not be issued	17
56.	Failure to comply with call notice: automatic consequences	17
57.	Uncalled shares	18
58.	Notice of intended forfeiture	18

59.	Directors’ power to forfeit shares	18
60.	Effect of forfeiture	18
61.	Procedure following forfeiture	19
62.	Surrender of shares	19

	TMNSFER AND TRANSMISSION OF SHARES

63.	Share transfers	20
64.	Transmission of shares	20
65.	Transmittees’ rights	21
66.	Exercise of transmittees’ rights	21
67.	Transmittees bound by prior notices	21

	ALTERATION OF CAPITAL

68-71.	Alteration of capital	21-22
72.	Buy back of shares	22

	CONSOLIDATION OF SHARES

73.	Procedure for disposing of fractions of shares	22

	DIVIDENDS AND DISTRIBUTIONS

74.	Procedure for declaring dividends	23
75-76.	Calculation of dividends	23-24
77-80.	Payment of dividends and other distributions	24
81.	Deductions from distributions in respect of sums owed to the company	24
82.	No interest on distributions	25
83.	Unclaimed distributions	25
84.	Dividends in specie	25
85.	Waiver of distributions	26

	CAPITALISATION OF PROFITS

86.	Authority to capitalise and appropriation of capitalised sums	26

	PART 4
	DECISION-MAKING BY MEMBERS

	ORGANISATION OF GENERAL MEETINGS

87-88.	Calling of general meetings	27
89-92.	Notice of general meetings	27-28
93.	Attendance and speaking at general meetings	28
94-95.	Quorum for general meetings	28
96.	Chairing general meetings	29
97.	Attendance and speaking by directors and non-members	29
98.	Adjournment	29

	VOTING AT GENERAL MEETINGS

99-103.	Voting: general	30
104.	Errors and disputes	30
105.	Demanding a poll	31
106.	Procedure on a poll	31
107.	Content of proxy notices	32
108-109.	Delivery of proxy notices	32-33
110.	Amendments to resolutions	33
111.	Resolution in writing	34

	RESTRICTIONS ON MEMBERS’ RIGHTS

112.	No voting of shares on which money owed to company	34

	APPLICATION OF RULES TO CLASS MEETINGS

113.	Class meetings	34

	PART 5
	MISCELLANEOUS PROVISIONS COMMUNICATIONS

114.	Place of meetings	34
115.	Means of communication to be used	34
116.	Failure to notify contact details	35

	ADMINISTRATIVE ARRANGEMENTS

117.	Company seals	35
118.	Destruction of documents	36
119.	No right to inspect accounts and other records	36
120.	Provision for employees on cessation of business	36

	DIRECTORS’ INDEMNITY AND INSURANCE

121.	Indemnity	37
122.	Insurance	37

	WINDING UP AND RE-DOMICILIATION

123.	Winding up	37
124.	Transfer by way of re-domiciliation	37

PART I

INTERPRETATION AND LIMITATION OF LIABILITY

Defined terms

1. (l) In the articles, unless the context requires otherwise—

“appointor” has the meaning given in article 10;

“articles” means the company’s articles of association;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than Gibraltar which have an effect similar to that of bankruptcy;

“call” has the meaning given in article 53;

“call notice” has the meaning given in article 53;

“certificate” means a paper certificate evidencing a person’s title to specified shares or other securities;

“chairman” has the meaning given in article 31;

“chairman of the meeting” has the meaning given in article 97;

“Companies Act” means the Companies Act 2014;

“company’s lien” has the meaning given in article 51;

“director” means a director of the company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in article 81;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“Instrument” means a document in hard copy form;

“lien enforcement notice” has the meaning given in article 52;

“member” means the subscribers of the memorandum of the company and every other person who agrees to become a member of the company, and whose name is entered in its register of members.;

“ordinary resolution” has the meaning given in section 200 of the Companies Act 2014; “paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 28;

“partly paid” in relation to a share means that part of that share’s nominal value or any premium at which it was issued has not been paid to the company; “proxy notice” has the meaning given in article 108;

“securities seal” has the meaning given in article 47;

“shares” means shares in the company;

“special resolution” has the meaning given in section 201 of the Companies Act 2014;

“subsidiary” has the meaning given in section 2 of the Companies Act 2014;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law;

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

(2) Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Companies Act 2014 as in force on the date when these articles become binding on the company.

(3) When any provision of the Companies Act 2014 is referred to, the reference it that provision as modified by any statute for the time being in force.

Liability of members

2. The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

OFFICERS

FIRST DIRECTORS AND SECRETARY

First directors and secretary

3. (l) The number of directors and the names of the first directors shall be determined in writing by the majority of the subscribers of the memorandum of association of the company.

(2) Castle Secretaries Limited is unanimously appointed from the date of incorporation as the first secretary of the company by the subscribers of the memorandum of association of the company.

APPOINTMENT OF DIRECTORS

Methods of appointing directors

4. Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director— (a) by ordinary resolution, or

(b) by a decision of the directors.

Retirement of directors by rotation

5. (l) At the first annual general meeting all the directors must retire from office.

(2) At every subsequent annual general meeting any directors—

(a) have been appointed by the directors since the last annual general meeting, or

(b) who were not appointed or reappointed at one of the preceding two annual general meetings, must retire from office and may offer themselves for reappointment by the members.

Termination of director’s appointment

6. A person ceases to be a director as soon as—

(a) that person ceases to be a director by virtue of any provision of the Companies Act 2014 or Insolvency Act 2011 or is prohibited from being a director by law;

(b) a bankruptcy order is made against that person;

(c) if he is absent from the meetings of the directors for six months without the leave of the other directors or a majority of the other directors

(d) a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(e) a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e) by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f) notification is received by the company from the director that the director is resigning from office as director, and such resignation has taken effect in accordance with its terms.

(g) if he becomes prohibited by law from acting as a Director; and

(h) if he is removed from office under the provisions of article 7.

Removal of directors

7. The company may, by ordinary resolution of which special notice has been given, or by special resolution, remove any director from office, notwithstanding any provisions of these presents or of any agreement between the company and such director, but without prejudice to any claim he may make for damages for breach of such agreement. The company may, by ordinary resolution, appoint another person to be a director in the place of a director so removed from office. In default of such appointment the vacancy so arising may be filled by the directors as a casual vacancy.

Directors’ remuneration

8. (l) Directors may undertake any services for the company that the directors decide.

(2) Directors are entitled to such remuneration as the directors determine—

(a) for their services to the company as directors, and

(b) for any other service which they undertake for the company.

(3) Subject to the articles, a director’s remuneration may—

(a) take any form, and

(b) include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

(4) Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

(5) Unless the directors decide otherwise, directors are not accountable to the company for any remuneration which they receive as directors or other officers or employees of the company’s subsidiaries or of any other body corporate in which the company is interested.

Directors’ expenses

9. The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at—

(a) meetings of directors or committees of directors,

(b) general meetings, or

(c) separate meetings of the holders of any class of shares or of debentures of the company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

ALTERNATE DIRECTORS

Appointment and removal of alternates

10. (l) Any director (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to— (a) exercise that director’s powers, and

(b) carry out that director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

(2) Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors.

(3) The notice must—

(a) identify the proposed alternate, and

(b) in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

Rights and responsibilities of alternate directors

11. (l) An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution, as the alternate’s appointor.

(2) Except as the articles specify otherwise, alternate directors—

(a) are deemed for all purposes to be directors;

(b) are liable for their own acts and omissions;

(c) are subject to the same restrictions as their appointors; and (d) are not deemed to be agents of or for their appointors.

(3) A person who is an alternate director but not a director—

(a) may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating), and

(b) may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

No alternate may be counted as more than one director for such purposes.

(4) An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the company.

Termination of alternate directorship

12. An alternate director’s appointment as an alternate terminates—

(a) when the alternate’s appointor revokes the appointment by notice to the company in writing specifying when it is to terminate;

(b) on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c) on the death of the alternate’s appointor; or

(d) when the alternate’s appointor’s appointment as a director terminates, except that an alternate’s appointment as an alternate does not terminate when the appointor retires by rotation at a general meeting and is then re-appointed as a director at the same general meeting.

DIRECTORS’ POWERS AND RESPONSIBILITIES

Directors’ general authority

13. Subject to the articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

Members’ reserve power

14. (l) The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

(2) No such special resolution invalidates anything which the directors have done before the passing of the resolution.

Directors may delegate

15. (l) Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles

(a) to such person or committee;

(b) by such means (including by power of attorney);

(c) to such an extent;

(d) in relation to such matters or territories; and

(e) on such terms and conditions; as they think fit.

(2) If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

(3) The directors may revoke any delegation in whole or part, or alter its terms and conditions.

Powers of attorney

16. Every power of attorney granted by the company must be executed as a deed and must make clear on its face that it is intended to be a deed.

Borrowing Powers

17. The directors may exercise all the powers of the company to: borrow money, and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to give guarantee and to issue debentures, debenture stock and other securities whether outright or as a security for any debt, liability or obligations of the company or of any third party.

18. The directors may borrow or raise any such moneys upon or by the issue or sale of any bonds, debentures, debenture stock, or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds debentures, debenture stock or securities to exchange the same for shares in the company or any class authorised to be issued.

19. Subject to the provisions contained in these articles, the directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of, or charge upon, all or any part of the undertaking or property of the company, both present and future, and confer upon any mortgagees or persons in whom any debenture, debenture stock or security is vested such rights and powers as they think necessary or expedient, and they may vest any property of the company in trustees for the purpose of securing any moneys so borrowed or raised and confer upon the trustees or any debenture holders such rights and powers as the directors may think necessary or expedient in relation to the undertaking or property of the company, or the management or the realisation thereof, or the making, receiving or enforcing of calls upon the members in respect of unpaid capital and otherwise and may make and issue debentures to trustees for the purpose of further securities and any such trustee may be remunerated.

20. The directors may give security for the payment of moneys payable by the company in like manner as for the payment of money borrowed or raised.

21. The directors shall cause a proper register to be kept in accordance with the Act of all mortgages and charges specifically affecting the property of the company and shall keep a copy of every instrument creating a charge at the company’s registered office and shall duly comply with the requirements of the Act in relation to any security given by the company.

Accounts and balance sheets

22. (l) The directors shall cause to be kept proper books of account with respect to:

(a) all sums of money received and expended by the company and all bills and receipts and other matters in respect of which the receipt and expenditure takes place;

(b) all the work and operations and purchases and sales of goods by the company; and

(c) the assets and liabilities of the company;

(2) The books of account shall be kept at the registered office of the company, or at such other place as the directors think fit, and shall at all times be open to inspection by the directors.

(3) An auditor shall be appointed and duties regulated in accordance with the Act.

(4) The directors shall, in accordance with the Act, cause to be made out in every year and to be laid before the company in general meeting a balance sheet and profit and loss account to be decided upon by the directors, and made up to a date within nine months of the day of the meeting.

(5) The directors shall, in respect of each financial year, deliver to the Registrar of Companies annual accounts:

(a) within 18 months from the first anniversary of the incorporation of the company; or

(b) within 13 months after the end of the relevant financial year,

(6) The annual accounts supplied in accordance with sub-article (5) shall be signed by two directors, or, if there is only one director, by that director.

Committees

23. (l) Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

(2) The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

Appointment of Secretary.

24. Subject to the provisions of the Companies Act 2014, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

DECISION-MAKING BY DIRECTORS

Directors to take decisions collectively

25. Decisions of the directors may be taken—

(a) by a majority decision at a directors’ meeting, or

(b) in the form of a directors’ written resolution in accordance with article 26.

Unanimous decisions.

26. (l) A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

(2) Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

(3) References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

(4) A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

Calling a directors’ meeting

27. (l) Any director may call a directors’ meeting.

(2) The company secretary must call a directors’ meeting if a director so requests.

(3) A directors’ meeting is called by giving notice of the meeting to the directors.

(4) Notice of any directors’ meeting must indicate—

(a) its proposed date and time;

(b) where it is to take place; and

(c) if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

(5) Notice of a directors’ meeting must be given to each director, but need not be in writing.

(6) Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

Participation in directors’ meetings

28. (l) Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when—

(a) the meeting has been called and takes place in accordance with the articles, and

(b) they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(2) In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

(3) If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum for directors’ meetings

29. (l) At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

(2) The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

Meetings where total number of directors less than quorum

30. (l) This article applies where the total number of directors for the time being is less than the quorum for directors’ meetings.

(2) If there is only one director, that director may appoint sufficient directors to make up a quorum or call a general meeting to do so.

(3) If there is more than one director—

(a) a directors’ meeting may take place, if it is called in accordance with the articles and at least two directors participate in it, with a view to appointing sufficient directors to make up a quorum or calling a general meeting to do so, and

(b) if a directors’ meeting is called but only one director attends at the appointed date and time to participate in it, that director may appoint sufficient directors to make up a quorum or call a general meeting to do so.

Chairing directors’ meetings

31. (l) The directors may appoint a director to chair their meetings.

(2) The person so appointed for the time being is known as the chairman.

(3) The directors may appoint other directors as deputy or assistant chairmen to chair directors’ meetings in the chairman’s absence.

(4) The directors may terminate the appointment of the chairman, deputy or assistant chairman at any time.

(5) If neither the chairman nor any director appointed generally to chair directors’ meetings in the chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

Voting at directors’ meetings: general rules

32. (1) Subject to the articles, a decision is taken at a directors’ meeting by a majority of the votes of the participating directors.

(2) Subject to the articles, each director participating in a directors’ meeting has one vote.

(3) Subject to the articles, if a director has an interest in an actual or proposed transaction or arrangement with the company—

(a) that director and that director’s alternate may not vote on any proposal relating to it, but

(b) this does not preclude the alternate from voting in relation to that transaction or arrangement on behalf of another appointor who does not have such an interest.

Chairman’s casting vote at directors’ meetings

33. (l) If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

(2) But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

Alternates voting at directors’ meetings

34. A director who is also an alternate director has an additional vote on behalf of each appointor who is-—

(a) not participating in a directors’ meeting, and

(b) would have been entitled to vote if they were participating in it.

Conflicts of interest

35. (l) If a directors’ meeting, or part of a directors’ meeting, is concerned with an actual or proposed transaction or arrangement with the company in which a director is interested, that director is not to be counted as participating in that meeting, or part of a meeting, for quorum or voting purposes.

(2) But if paragraph (3) applies, a director who is interested in an actual or proposed transaction or arrangement with the company is to be counted as participating in a decision at a directors’ meeting, or part of a directors’ meeting, relating to it for quorum and voting purposes.

(3) This paragraph applies ‘When—-

(a) the company by ordinary resolution disapplies the provision of the articles which would otherwise prevent a director from being counted as participating in, or voting at, a directors’ meeting;

(b) the director’s interest cannot reasonably be regarded as likely to give rise to a conflict of interest; or

(c) the director’s conflict of interest arises from a permitted cause.

(4) For the purposes of this article, the following are permitted causes—

(a) a guarantee given, or to be given, by or to a director in respect of an obligation incurred by or on behalf of the company or any of its subsidiaries;

(b) subscription, or an agreement to subscribe, for shares or other securities of the company or any of its subsidiaries, or to underwrite, sub-underwrite, or guarantee subscription for any such shares or securities; and

(c) arrangements pursuant to which benefits are made available to employees and directors or former employees and directors of the company or any of its subsidiaries which do not provide special benefits for directors or former directors.

(5) Subject to paragraph (6), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

(6) If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

Defect in appointment.

36. All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a director.

Proposing directors’ written resolutions

37. (l) Any director may propose a directors’ written resolution.

(2) The company secretary must propose a directors’ written resolution if a director so requests.

(3) A directors’ written resolution is proposed by giving notice of the proposed resolution to the directors,

(4) Notice of a proposed directors’ written resolution must indicate—

(a) the proposed resolution, and

(b) the time by which it is proposed that the directors should adopt it.

(5) Notice of a proposed directors’ written resolution must be given in writing to each director.

(6) Any decision which a person giving notice of a proposed directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

Adoption of directors’ written resolutions

38. (l) A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it, provided that those directors would have formed a quorum at such a meeting.

(2) It is immaterial whether any director signs the resolution before or after the time by which the notice proposed that it should be adopted.

(3) Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with the articles.

(4) The company secretary must ensure that the company keeps a record, in writing, of all directors’ written resolutions for at least ten years from the date of their adoption.

Records of decisions to be kept.

39. The directors must ensure that the company keeps a record, in writing, for at least 6 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

Directors’ discretion to make further rules

40. Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

PART 3

SHARES AND DISTRIBUTIONS

ISSUE OF SHARES

Allotment of shares

41. The shares of the company shall be allotted by the directors to such persons at such times and upon such terms and conditions and either at a premium or at par as they think fit.

Fractional shares

42. The company may issue fractional shares.

Payment of shares

43. (l) Shares of the company need not be fully-paid up.

(2) Shares of the company may only be issued at a discount in accordance with the provisions of the Act.

Powers to issue different classes of share

44. (l) Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

(2) The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

Payment of commissions on subscription for shares

45. (l) The company may pay any person a commission in consideration for that person—

(a) subscribing, or agreeing to subscribe, for shares, or

(b) procuring, or agreeing to procure, subscriptions for shares.

(2) Any such commission may be paid—

(a) in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other, and

(b) in respect of a conditional or an absolute subscription.

Company not bound by less than absolute interests

46. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the directors may on behalf of the members deal with the fractions as they think fit. In particular, without limitation, the directors may sell shares representing fractions to which any shareholder would otherwise become entitled to any person including (subject to the provisions of the Act) the company and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the buyer. Where the shares to be sold are held in uncertificated form, the directors may do all acts and things he considers necessary or expedient to effect the transfer of the shares to, or in accordance ‘With, the directions of the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

SHARE CERTIFICATES

Share certificates

47. (l) The company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

(2) Every certificate must specify:

(a) in respect of how many shares it is issued;

(b) in respect of which class of shares the issued shares belong;

(c) the nominal value of those shares; and

(d) any distinguishing numbers assigned to them.

(3) No certificate may be issued in respect of shares of more than one class.

(4) If more than one person holds a share, only one certificate may be issued in respect of it.

(5) Certificates must:

(a) have affixed to them the company’s common seal, or

(b) be otherwise executed in accordance with the Act.

(6) Each certificate shall be kept at the registered office of the company unless it is requested by the relevant shareholder or unless it is given to a lender or other financial institution as part of a security package.

Consolidated share certificates

48. (l) When a member’s holding of shares of a particular class increases, the company may issue that member with—

(a) a single, consolidated certificate in respect of all the shares of a particular class which that member holds, or

(b) a separate certificate in respect of only those shares by which that member’s holding has increased.

(2) When a member’s holding of shares of a particular class is reduced, the company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction. But the company need not (in the absence of a request from the member) issue any new certificate if—

(a) all the shares ‘Which the member no longer holds as a result of the reduction, and

(b) none of the shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

(3) A member may request the company, in writing, to replace—

(a) the member’s separate certificates with a consolidated certificate, or

(b) the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

(4) When the company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

(5) A consolidated certificate must not be issued unless any certificates which it is to replace have first been returned to the company for cancellation.

Replacement share certificates

49. (l) If a certificate issued in respect of a member’s shares is—

(a) damaged or defaced, or

(b) said to be lost, stolen or destroyed, that member is entitled to be issued with a replacement certificate in respect of the same shares.

(2) A member exercising the right to be issued with such a replacement certificate—

(a) may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b) must return the certificate which is to be replaced to the company if it is damaged or defaced; and

(c) must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

PARTLY PAID SHARES

Company’s lien over partly paid shares

51. (1) The company has a lien (“the company’s lien”) over every share which is partly paid for any part of—

(a) that share’s nominal value, and

(b) any premium at which it was issued, which has not been paid to the company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

(2) The company’s lien over a share—

(a) takes priority over any third party’s interest in that share, and

(b) extends to any dividend or other money payable by the company in respect of that share and (if the lien is enforced and the share is sold by the company) the proceeds of sale of that share.

(3) The directors may at any time decide that a share which is or would otherwise be subject to the company’s lien shall not be subject to it, either wholly or in part.

Enforcement of the company’s lien

52. (l) Subject to the provisions of this article, if—

(a) a lien enforcement notice has been given in respect of a share, and

(b) the person to whom the notice was given has failed to comply with it, the company may sell that share in such manner as the directors decide.

(2) A lien enforcement notice—

(a) may only be given in respect of a share which is subject to the company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b) must specify the share concerned;

(c) must require payment of the sum payable within 14 days of the notice;

(d) must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

(e) must state the company’s intention to sell the share if the notice is not complied with.

(3) Where shares are sold under this article—

(a) the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser, and

(b) the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

(4) The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied—

(a) first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice,

(b) second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the company for cancellation or a suitable indemnity has been given for any lost certificates, and subject to a lien equivalent to the company’s lien over the shares before the sale for any money payable in respect of the shares after the date of the lien enforcement notice.

(5) A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been sold to satisfy the company’s lien on a specified date—

(a) is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and

(b) subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

Call notices

53. (l) Subject to the articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the company a specified sum of money (a “call”) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.

(2) A call notice—

(a) may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the company by way of premium);

(b) must state when and how any call to which it relates it is to be paid; and

(c) may permit or require the call to be paid by instalments.

(3) A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the notice was sent.

(4) Before the company has received any call due under a call notice the directors may— (a) revoke it wholly or in part, or

(b) specify a later time for payment than is specified in the notice, by a further notice in writing to the member in respect of whose shares the call is made.

Liability to pay calls

54. (l) Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

(2) Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

(3) Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them— (a) to pay calls which are not the same, or

(b) to pay calls at different times.

When call notice need not be issued

55. (l) A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the company in respect of that share (whether in respect of nominal value or premium)— (a) on allotment;

(b) on the occurrence of a particular event; or

(c) on a date fixed by or in accordance with the terms of issue.

(2) But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

Failure to comply with call notice: automatic consequences

56. (l) If a person is liable to pay a call and fails to do so by the call payment date—

(a) the directors may issue a notice of intended forfeiture to that person, and

(b) until the call is paid, that person must pay the company interest on the call from the call payment date at the relevant rate.

(2) For the purposes of this article—

(a) the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

(b) the “relevant rate” is—

(i) the rate fixed by the terms on which the share in respect of which the call is due was allotted;

(ii) such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(iii) if no rate is fixed in either of these ways, 5 per cent per annum.

(3) The directors may waive any obligation to pay interest on a call wholly or in part.

Uncalled shares.

57. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the company in general meeting, six per cent) as may be agreed upon between the member paying the sum in advance and the directors.

Notice of intended forfeiture

58. A notice of intended forfeiture—

(a) may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

(b) must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

(c) must require payment of the call and any accrued interest by a date which is not less than 14 days after the date of the notice;

(d) must state how the payment is to be made; and

(e) must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

Directors’ power to forfeit shares

59. If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

Effect of forfeiture

60. (l) Subject to the articles, the forfeiture of a share extinguishes—

(a) all interests in that share, and all claims and demands against the company in respect of it, and

(b) all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the company.

(2) Any share which is forfeited in accordance with the articles—

(a) is deemed to have been forfeited when the directors decide that it is forfeited;

(b) is deemed to be the property of the company; and

(c) may be sold, re-allotted or otherwise disposed of as the directors think fit.

(3) If a person’s shares have been forfeited—

(a) the company must send that person notice that forfeiture has occurred and record it in the register of members;

(b) that person ceases to be a member in respect of those shares;

(c) that person must surrender the certificate for the shares forfeited to the company for cancellation;

(d) that person remains liable to the company for all sums payable by that person under the articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and

(e) the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

(4) At any time before the company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

Procedure following forfeiture

61. (l) If a forfeited share is to be disposed of by being transferred, the company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

(2) A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been forfeited on a specified date—

(a) is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and

(b) subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

(3) A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

(4) If the company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the company the proceeds of such sale, net of any commission, and excluding any amount which—

(a) was, or would have become, payable, and

(b) had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such a person in respect of such proceeds and the company is not required to account for any money earned on them.

Surrender of shares

62. (l) A member may surrender any share—

(a) in respect of which the directors may issue a notice of intended forfeiture;

(b) which the directors may forfeit; or

(c) which has been forfeited.

(2) The directors may accept the surrender of any such share.

(3) The effect of surrender on a share is the same as the effect of forfeiture on that share.

(4) A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

TRANSFER AND TRANSMISSION OF SHARES

Share transfers

63. (1) Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

(2) The company may retain any instrument of transfer which is registered.

(3) The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

(4) The directors may refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

(5) The transferee shall acknowledge in writing and consent to their receipt of the transferred shares and shall inform the secretary of such acknowledgement.

Transmission of shares

64. (l) If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share.

(2) A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a) may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

(b) subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

(3) The transmittee shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares, but he shall not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

(4) In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the company as having any title to the share.

Transmittees’ rights

65. (l) A transmittee who produces such evidence of entitlement to shares as the directors may properly require—

(a) may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

(b) subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

(2) But transmittees do not have the right to attend or vote at a general meeting in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares

Exercise of transmittees’ rights

66. (l) Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that ‘Nish.

(2) If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

(3) The directors shall, in either case set out in sub-article (l) and sub-article (2) above, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

(4) Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

Transmittees bound by prior notices

67. If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.

ALTERATION OF CAPITAL

Alteration of Capital

68. The company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

69. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

70. The company may by ordinary resolution in a general meeting:

(a) increase its share capital by authorising new shares of such value and of such class as it thinks expedient;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) re-classify all or any of its share capital;

(d) convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(e) subdivide any of its shares into shares of smaller amount than is fixed by its constitution (ensuring that in the sub-division the proportion of the amount paid and unpaid on each reduced share shall be the same as the share from which the reduced shares are derived);

(f) cancel shares which have not, at the date of the passing of the resolution, been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount so cancelled. A cancellation of shares in pursuance of this sub-article shall not be deemed to be a reduction of share capital within the meaning of this Act.

71. The company may by special resolution reduce its share capital and any capital redemption reserve fund in any manner and with, and subject to, any incident authorised, and consent required, by law.

Buy back of shares

72. The company shall have the authority, in accordance with the provisions of sections 105 to 123 of the Act (or the relevant sections contained in any modification or re-enactment thereof), to purchase its own shares (including any redeemable shares) in issue.

CONSOLIDATION OF SHARES

Procedure for disposing of fractions of shares

73. (l) This article applies “‘here—

(a) there has been a consolidation or division of shares, and

(b) as a result, members are entitled to fractions of shares.

(2) The directors may—

(a) sell the shares representing the fractions to any person including the company for the best price reasonably obtainable;

(b) authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c) distribute the net proceeds of sale in due proportion among the holders of the shares.

(3) Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may be distributed to an organisation which is a charity for the purposes of the laws of Gibraltar.

(4) The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

(5) The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

DIVIDENDS AND DISTRIBUTIONS

Procedure for declaring dividends

74. (l) The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

(2) A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

(3) No dividend may be declared or paid unless it is in accordance with members’ respective rights.

(4) Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

(5) If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

(6) The directors may pay at intervals any dividend as appears to them to be justified by the profits of the company.

(7) If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

Calculation of dividends

75. (l) Except as otherwise provided by the articles or the rights attached to shares, all dividends must be—

(a) declared and paid according to the amounts paid up on the shares on which the dividend is paid, and

(b) apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

(2) If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

(3) For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

76. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

Payment of dividends and other distributions

77. No dividend shall be paid otherwise than out of profits.

78. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the company, or be invested in such investments (other than shares of the company) as the directors may from time to time think fit.

79. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

80. (l) Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means—

(a) transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b) sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c) sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may othervise decide; or

(d) any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

(2) In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable—

(a) the holder of the share; or

(b) if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

Deductions from distributions in respect of sums owed to the company

81. (1) If-

(a) a share is subject to the company’s lien, and

(b) the directors are entitled to issue a lien enforcement notice in respect of it, they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

(2) Money so deducted must be used to pay any of the sums payable in respect of that share.

(3) The company must notify the distribution recipient in writing of—

(a) the fact and amount of any such deduction;

(b) any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c) how the money deducted has been applied.

No interest on distributions

82. The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by—

(a) the terms on which the share was issued, or

(b) the provisions of another agreement between the holder of that share and the company.

Unclaimed distributions

83. (l) All dividends or other sums which are—

(a) payable in respect of shares, and

(b) unclaimed after having been declared or become payable, may be invested or otherwise made use of by the directors for the benefit of the company until claimed.

(2) The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

(3) If-

(a) twelve years have passed from the date on which a dividend or other sum became due for payment, and

(b) the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company.

Dividends in specie

84. (1) Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

(2) For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution—

(a) fixing the value of any assets;

(b) paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c) vesting any assets in trustees.

Waiver of distributions

85. Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if— (a) the share has more than one holder, or

(b) more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise, the notice is not effective unless it is expressed to be given, and signed, by ail the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

Authority to capitalise and appropriation of capitalised sums

86. (l) Subject to the articles, the directors may, if they are so authorised by an ordinary resolution—

(a) decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company’s share premium account or capital redemption reserve; and

(b) appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

(2) Capitalised sums must be applied—

(a) on behalf of the persons entitled, and

(b) in the same proportions as a dividend would have been distributed to them.

(3) Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

(4) A capitalised sum which was appropriated from profits available for distribution may be applied—

(a) in or towards paying up any amounts unpaid on existing shares held by the persons entitled, or

(b) in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

(5) Subject to the articles the directors may—

(a) apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another;

(b) make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c) authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

Calling of general meetings.

87. All meetings called pursuant to section 193 Companies Act 2014 shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

88. (l) The directors may, whenever they think fit, convene an extraordinary general meeting in writing as provided by section 196 (3) of the Act.

(2) A meeting of a company, other than a meeting for the passing of a special resolution, may be called by 7 days’ notice in writing.

(3) A meeting of a company for the passing of a special resolution may be called by giving at least 21 days’ notice in writing of the meeting and specifying in the notice the intention to propose the resolution as a special resolution.

(4) If all the members entitled to attend and vote at any such meetings so agree, a resolution may be proposed and passed at a meeting of which less than the notice period stipulated in sub-article (2) and sub-article (3).

(5) Extraordinary general meetings shall be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 195 of the Act.

(6) If at any time there are not in Gibraltar sufficient directors capable of acting to form a quorum, any director or any two members of the company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors, but such convocation must be in writing.

Notice of general meetings.

89. Subject to the provisions of section 201 (2) of the Companies Act 2014 relating to special resolutions, seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter mentioned, or in such other manner (if any) as may be prescribed by the company in general meeting, to such persons as are, under the articles of the company, entitled to receive such notices from the company; but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

90. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at any meeting.

91. All business shall be deemed special that is transacted at an extraordinary meeting, and all that is transacted at an ordinary meeting.

92. With the exception of sanctioning a dividend, the consideration of the accounts, balance sheets and the ordinary report of the directors and auditors, and the fixing of the remuneration of the auditors, all business that is transacted at an ordinary meeting shall be deemed special.

Attendance and speaking at general meetings

93. (l) A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(2) A person is able to exercise the right to vote at a general meeting when—

(a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b) that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

(3) The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

(4) In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

(5) Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

Quorum for general meetings

94. No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

95. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided two members present in person or by proxy shall be a quorum unless there shall at any time be one member in which event such member alone shall have the authority to transact the business of a general meeting and shall do so by written resolution under his hand.

Chairing general meetings

96. (l) If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

(2) If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start— (a) the directors present, or

(b) (if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

(3) The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

Attendance and speaking by directors and non-members

97. (l) Directors may attend and speak at general meetings, whether or not they are members.

(2) The chairman of the meeting may permit other persons who are not—

(a) members of the company, or

(b) otherwise entitled to exercise the rights of members in relation to general meetings, to attend and speak at a general meeting.

Adjournment

98. (l) If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it, unless the meeting was convened upon the requisition of members, in which case it shall be dissolved.

(2) The chairman of the meeting may adjourn a general meeting at which a quorum is present if—

(a) the meeting consents to an adjournment, or

(b) it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

(3) The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

(4) When adjourning a general meeting, the chairman of the meeting must—

(a) either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

(b) have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

(5) If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)—

(a) to the same persons to whom notice of the company’s general meetings is required to be given, and

(b) containing the same information which such notice is required to contain.

(6) No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

Voting: general

99. (l) An ordinary resolution of the members (or of a class of members) of the company means a resolution that is passed by members representing a simple majority (more than 50%) of the total voting rights of the members or, as the case may be, of the class of members.

(2) An extraordinary resolution of the members means a resolution that is passed by members representing a majority of not less than 75% of those members at a general meeting of which notice specifying the terms of the resolution and the intention to propose the resolution as an extraordinary resolution has been given.

(3) A special resolution of the members means a resolution that is passed by members representing a majority of not less than 75% of those members at a general meeting of which not less than 21 days’ notice, specifying the intention to propose the resolution as a special resolution has been given in accordance with article 88.

100. A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

101. (l) On a show of hands every member present in person shall have one vote.

(2) On a poll every member shall have one vote for each share of which he is the holder.

102. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

103. If a member is suffering from mental disorder, a person authorised in that behalf under section 47 of the Mental Health Act or a receiver appointed under section 49 of that Act may vote on behalf of the member, either on a show of hands or on a poll.

Errors and disputes

104. (l) No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

(2) Any such objection must be referred to the chairman of the meeting whose decision is final.

Demanding a poll

105. (l) A poll on a resolution may be demanded—

(a) in advance of the general meeting where it is to be put to the vote, or

(b) at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(2) A poll may be demanded by—

(a) the chairman of the meeting;

(b) the directors;

(c) two or more persons having the right to vote on the resolution; or

(d) a person or persons representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution.

(3) A demand for a poll may be withdrawn if—

(a) the poll has not yet been taken, and

(b) the chairman of the meeting consents to the withdrawal.

Procedure on a poll

106. (l) Subject to the articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

(2) The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

(4) In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

(3) The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

(4) A poll on—

(a) the election of the chairman of the meeting, or (b) a question of adjournment, must be taken immediately.

(5) Other polls must be taken within 30 days of their being demanded.

(6) A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

(7) No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

(8) In any other case, at least 7 days’ notice must be given specifying the time and place at which the poll is to be taken.

Content of proxy notices

107. (l) Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which—

(a) states the name and address of the member appointing the proxy;

(b) identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

(c) is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d) is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

(2) The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

(3) Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(4) Unless a proxy notice indicates otherwise, it must be treated as—

(a) allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

(b) appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

(5) The chairman of the meeting may on behalf of the company waive the requirement for a proxy notice pursuant to this article with the approval of all the directors.

Delivery of proxy notices

108. (l) Any notice of a general meeting must specify the address or addresses (“proxy notification address”) at which the company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

(2) A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

(3) Subject to paragraphs (4) and (5), a proxy notice must be delivered to a proxy notification address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

(4) In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a proxy notification address not less than 24 hours before the time appointed for the taking of the poll.

(5) In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered—

(a) in accordance with paragraph (3), or

(b) at the meeting at which the poll was demanded to the chairman, secretary or any director.

(6) An appointment under a proxy notice may be revoked by delivering a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given to a proxy notification address.

(7) A notice revoking a proxy appointment only takes effect if it is delivered before— (a) the start of the meeting or adjourned meeting to which it relates, or

(b) (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates.

(8) If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

109. Any corporation which is a member of the company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the company.

Amendments to resolutions

110. (l) An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if—

(a) notice of the proposed amendment is given to the company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

(b) the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(2) A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if—

(a) the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b) the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(3) If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Resolution in writing

111. (l) A resolution in writing signed by all members of the company who would be entitled to vote if that resolution •were submitted to a general meeting shall be as effective for all purposes as a resolution of the company passed in general meeting duly convened and constituted, and may consist of several instruments in the like form each executed by one or more of the members.

(2) Such resolution in writing shall be pasted in or attached to the minute book of the company.

RESTRICTIONS ON MEMBERS’ RIGHTS

No voting of shares on which money owed to company

112. No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS

Class meetings

113. The provisions of the articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 5

MISCELLANEOUS PROVISIONS

COMMUNICATIONS

Place of meetings

114. The meetings of the directors or the shareholders of the company may be held in Gibraltar or elsewhere in the world.

Means of communication to be used

115. (l) Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Companies Act 2014 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

(2) Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

(3) A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

Failure to notify contact details

116. (l) If—

(a) the company sends two consecutive documents to a member over a period of at least 12 months, and

(b) each of those documents is returned undelivered, or the company receives notification that it has not been delivered, that member ceases to be entitled to receive notices from the company.

(2) A member who has ceased to be entitled to receive notices from the company becomes entitled to receive such notices again by sending the company— (a) a new’ address to be recorded in the register of members, or

(b) if the member has agreed that the company should use a means of communication other than sending things to such an address, the information that the company needs to use that means of communication effectively.

ADMINISTRATIVE ARRANGEMENTS

Company seals

117. (l) Any common seal may only be used by the authority of the directors.

(2) The directors may decide by what means and in what form any common seal or securities seal is to be used.

(3) Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

(4) For the purposes of this article, an authorised person is— (a) any director of the company;

(b) the company secretary; or

(c) any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

Destruction of documents

118. (l) The company is entitled to destroy—

(a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

(b) all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c) all share certificates which have been cancelled from one year after the date of the cancellation;

(d) all paid dividend warrants and cheques from one year after the date of actual payment; and

(e) all proxy notices from one year after the end of the meeting to which the proxy notice relates.

(2) If the company destroys a document in good faith, in accordance with the articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the company that—

(a) entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

(b) any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c) any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

(d) any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the company.

(3) This article does not impose on the company any liability which it would not otherwise have if it destroys any document before the time at which this article permits it to do so.

(4) In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

No right to inspect accounts and other records

119. Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a member.

Provision for employees on cessation of business

120. The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

Indemnity

121. (l) Subject to paragraph (2), a relevant director of an associated company may be indemnified out of the company’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act 2014 or by any other provision of law.

(3) In this article—

(a) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b) a “relevant director” means any director or former director of an associated company.

Insurance

122. (1) The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss.

(2) In this article—

(a) a “relevant director” means any director or former director of the company or an associated company,

(b) a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company, and

(c) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

WINDING UP AND RE-DOMICILIATION

Winding Up

123. If the company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of contributories as the liquidator with the like sanction shall think fit, but so that no member shall be compelled to accept any shares or other securities whereupon there is any liability.

Transfer by way of re-domiciliation

124. The company shall, in accordance with the provisions of the Companies (Redomiciliation) Regulations (or any modification or re-enactment thereof) and with the approval of a Special Resolution, have the power to register by way of re-domiciliation as a body corporate under the law of any jurisdiction outside Gibraltar and to be deregistered in Gibraltar.

Name of each subscriber	Signature of each subscriber	Name, address & signature of witness

Castle Nominees Limited

	/s/ Steven Knight	/s/ Louise Jones
	Steven Knight	Louise Jones
C/O Suite 932 Europort Gibraltar

9th October 2017